UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	October 28, 2020

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Douglas Dynamics, Inc. (the “Company”) announced that on October 28, 2020 the Company’s Board of Directors (the “Board”) elected Lisa Rojas Bacus as a director of the Company to serve until the 2021 annual meeting of stockholders of the Company and until her successor is elected and qualified. Ms. Bacus will be in the class of directors that will be up for re-election at the 2021 annual meeting of stockholders. Also on October 28, 2020, James L. Packard announced to the Board that he does not intend to stand for re-election as a director and will retire from the Board at the end of his current term as a director, effective immediately following the 2021 annual meeting of stockholders. Mr. Packard has served as a director of the Company since 2010.

Ms. Bacus served as the Executive Vice President and Global Chief Marketing Officer at Cigna Corporation, a global health care services company, from May 2013 until her retirement in July 2019. Prior to joining Cigna, Ms. Bacus was the Executive Vice President and chief marketer at American Family Insurance Group, a personal and commercial property and casualty company. Earlier in her career, Ms. Bacus spent 22 years with Ford Motor Company, where she held a number of executive leadership positions, including Executive Director of Global Market Research and Insights, Executive Director of Global Marketing Strategy, and head of marketing for Ford in Mexico. Ms. Bacus currently serves on the boards of directors of publicly-traded Teradata Corporation and Selective Insurance Group, Inc., as well as the board of privately-held Culver Franchising System, Inc.

As a non-employee director, Ms. Bacus will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s Proxy Statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 27, 2020. Upon her election to the Board, Ms. Bacus will be entitled to receive a pro rata portion of the annual cash retainer and annual equity award payable to non-employee directors.

There is no arrangement or understanding between Ms. Bacus and any other person pursuant to which Ms. Bacus was elected as a director of the Company, and there are no transactions in which Ms. Bacus has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Bacus was elected by the Board to fill a vacancy created by the Board when it increased the size of its Board from seven to eight directors pursuant to its authority to determine the size of the Board as granted to it under the Fourth Amended and Restated Bylaws of the Company.

Ms. Bacus will serve on each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.

A copy of the Company’s press release announcing the election of Ms. Bacus and the retirement of Mr. Packard after the 2021 annual meeting of stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits.

(99.1)	Press Release, dated October 29, 2020, issued by Douglas Dynamics, Inc.

(104.1)	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020

DOUGLAS DYNAMICS, INC.

	By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary